SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 07, 2010

Kyto Biopharma Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-50390		65-1086538
(Commission File Number)		(IRS Employer Identification No)

114 Belmont St., Toronto ON, Canada, M5R 1P8
(Address of Principal Executive Offices)(Zip Code)

(416) 960-8770
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see general Instruction A.2. below):

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a012 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.02 – Termination of a Material Agreement

Subsequent to the 8k filed on February 16, 2010, Kyto Biopharma (“Kyto”) has cancelled the agreement with Targeted Payload Therapeutics (“TPT”), a private Nevada registered company.

Section 5 Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers

Dr. Michael Rosenblum a director of Kyto has resigned from the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

KYTO BIOPHARMA INC.

May 7, 2010	By:	/s/ Georges Benarroch
Georges Benarroch
President

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